EXHIBIT 10.1

                         REGISTRATION RIGHTS AGREEMENT

     This Agreement dated as of March 10, 1995 is entered into by and among Nonvolatile Electronics, Incorporated (NVE), a Minnesota corporation (the "Company"), the entities and persons set forth under the heading "Investors" on Exhibit A attached hereto (the "Investor"), and Motorola, Inc., a Delaware corporation (the "Purchaser").

     WHEREAS, the Company and the Investors previously executed a Stock Purchase Agreement dated October 31, 1990 pursuant to which such Investors were granted registration rights (the "1990 Agreement"); and

     WHEREAS, the Company and the Purchaser have entered into a Series A Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

     WHEREAS, the Company and the Investors desire to terminate the registration rights set forth in the 1990 Agreement and substitute the rights contained herein for such rights; and

     WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.     Registration Rights.

     1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

             "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

             "Common Stock" means the common stock, $.01 par value per share, of the Company.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

             "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

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             "Registrable Securities" means (i) the shares of Common Stock issued or issuable upon conversion of the Shares, and (ii) any other shares of Common Stock issued in respect of such Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities (a) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (b) upon any sale in any manner to a person or entity which, by virtue of Section 2.6 of this Agreement, is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall be based upon shares of Common Stock issuable upon conversion of the Shares even if such conversion has not yet been effected.

             "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

             "Shares" shall mean the Company's Series A Preferred Stock purchased pursuant to either the 1990 Agreement or the Purchase Agreement.

             "Stockholders" means the Purchaser and Investors and any persons or entities to whom the rights granted under this Agreement are transferred by any Purchaser and their successors or assigns.

     2.     Registration of Stock.

     2.1.     Required Registration.

     (a) If the Company shall receive a written request from Stockholders holding at least 40% of the Registrable Securities, the Company shall prepare and file a registration statement under the Securities Act covering the shares of Registrable Securities which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of shares of Registrable Securities not theretofore registered under the Securities Act and sold, that such registration is to be effected. The Company shall include in such registration statement such shares of Registrable Securities for which it has received written requests to register by such other record holders within 21 days after the delivery of the Company's written notice to such other record holders. Notwithstanding the foregoing, in the event that an underwriter has been retained to sell the Registrable Securities offered and if in the good faith judgment of the managing underwriter of such public offering the number of securities to be registered should be limited, then the Stockholders shall be limited in the number of Registrable Securities they may offer to their pro rata share of the total available (with pro rata calculated by determining the number of Registrable Securities such Stockholder holds to the total number of Registrable Securities outstanding). In addition, the Company and other stockholders shall be entitled to include their shares in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such shares will not interfere with the successful marketing of Registrable Securities offered by

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Stockholders or require the exclusion of any portion of the Registrable
Securities to be registered.

     (b) The Company shall be obligated to prepare, file and cause to become effective only two registration statements other than on Form S-3 or any successor form promulgated by the Commission ("Form S-3") pursuant to this
Section 2.1, and to pay the expenses associated with such registration statements, and Stockholders may require the Company to file, and to pay the expenses associated with, any number of registration statements on Form S-3, if such form is then available for use by the Company and Stockholders.

     (c) In the event that holders of a majority of the Registrable Securities for which registration has been requested determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, such holders agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Registrable Securities, then such holders shall not be deemed to have exercised their right to require the Company to register Registrable Securities pursuant to this Section.

     (d) Notwithstanding the foregoing, the Company shall not be obligated to take any, action to effect any such registration, qualification or compliance pursuant to this Section:

          (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (ii) During the period starting with the date 60 days prior to the Company's estimated date of filing of and ending on the date six months immediately following, the effective date of any registration statement pertaining to a primary offering of securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith;

          (iii) If the Company shall furnish to Stockholders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future then the Company's obligation to use its best efforts to register, quality or comply under this Section shall be deferred for a period not to exceed 90 days, such right to delay a request not to be exercised by the Company more than once in any one year period.

     (e) If, at the time any written request for registration is received by the Company pursuant to this Section, the Company has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer

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and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to
Section 2.2 hereof rather than this Section 2.1, and the rights of the holder or holders of Registrable Securities covered by such written request shall be governed by Section 2.2 hereof rather than this Section 2.1.

     2.2.     Incidental Registration.

     (a) Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), the Company will give written notice of its determination to the Stockholders.
Upon the written request of a Stockholder given within 21 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all shares of Registrable Securities requested by the Stockholder to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by such Stockholder of the Registrable Securities to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders including the Stockholders, who wish to proceed with a public offering of their securities and who bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed.

     (b) If any registration pursuant to this Section 2.2 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Securities requested for inclusion pursuant to this Section would constitute more than 25% of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Securities originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Registrable Securities otherwise to be included in the underwritten public offering may be reduced pro rata (based on the number of shares for which registration is requested) among the holders thereof requesting such registration; provided, however, that after any such required reduction the Registrable Securities to be included in such offering shall constitute at least 25% of the total number of shares to be included in such offering. Those shares of Registrable Securities which are thus excluded from the underwritten public offering shall be withheld from the market by the holder or holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

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     2.3.     Registration Procedures.  If and whenever the Company is required by the provisions of Sections 2.1 or 2.2 to effect the registration of shares of Registrable Securities under the Securities Act, the Company will:

     (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

     (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

     (c) furnish to participating Stockholders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

     (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as participating Stockholders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

     (e) notify Stockholders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

     (f) notify participating Stockholders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

     (g) prepare and file with the Commission, promptly upon the request of participating Stockholders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel of a Stockholder (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by Stockholders;

     (h) prepare and promptly file with the Commission and promptly notify participating Stockholders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material

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fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

     (i) advise participating Stockholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

     (j) at the request of participating Stockholders, furnish: (i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to participating Stockholders, covering such matters as such underwriters and participating Stockholders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to participating Stockholders, covering such matters as such underwriters and participating Stockholders may reasonably request; and

     (k) not file any amendment or supplement to such registration statement or prospectus to which participating Stockholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

     2.4. Expenses. With respect to each registration, including registrations pursuant to Form S-3, requested pursuant to Section 2.1 (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 2.2 hereof (except as otherwise provided in
Section 2.2 with respect to registrations initiated by the Company but with respect to which the Company has determined not to proceed), the Company shall
bear the following fees, costs and expenses:   all registration, filing and
NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the selling security holder or holders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the selling security holder or holders, and any other expenses incurred by the selling security holder or holders not expressly included above, shall be borne by the selling security holder or holders.

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     2.5.     Indemnification.  In the event that any Registrable Securities are included in a registration statement under Section 2.1 or 2.2;

     (a) The Company will indemnify and hold harmless each Stockholder, its directors and officers, and any underwriter (as defined in the Securities Act) for such Stockholder and each person, if any, who controls such Stockholder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such Stockholder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Stockholder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Stockholder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

     (b) Each Stockholder which is a holder of Registrable Securities which are included in a registration pursuant to the provisions of this Agreement will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Stockholder specifically for use in the preparation thereof.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 2.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with

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counsel satisfactory to such indemnified party, provided however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     2.6. Registration Rights of Transferees. The registration rights granted to Stockholders pursuant to this Section 2 shall also be for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, whether or not any express assignment of such rights to any such subsequent holder is made; provided, however, (a) the transfer of Registrable Securities may otherwise be effected in accordance with applicable securities laws and (b) notice of transfer of such rights to such subsequent holder is given to the Company.

     2.7. Information by Stockholders. Each Stockholder, and any subsequent holder as permitted in Section 2.6 participating in a registration shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the distribution proposed by it as the Company may reasonably request in writing and as shall be required in order to effect any registration or qualification referred to in this Section 2.

     2.8. Further Registration Rights. The Company has not granted registration rights to any other person. The Company agrees that it shall not grant registration rights to any other person, or materially alter the rights already granted, without the prior consent of Stockholders holding a majority of the Registrable Securities.

     3. Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     4. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail, addressed:

     (a) if to a Stockholder at the address set forth on Exhibit A hereto or to such other address(es) as such Stockholder may specify by written notice to the Company, or

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     (b)     if to the Company, to Nonvolatile Electronics Inc., 11409 Valley
View Road, Eden Prairie, Minnesota 55344, attention President, or to such other address as the Company may specify by written notice to Stockholders.

Notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

     5. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Registrable Securities.

     6. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     7. Counterparts. This Agreement may be executed concurrently in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8. Choice of Law. It is the intention of the parties that the laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     9. Entire Agreement. This Agreement supersedes all prior agreements among the Company and Stockholders with respect to the subject matter hereof and constitutes the entire understanding and agreement of the Company and Stockholders with respect to the subject matters hereof and thereof. This Agreement and any obligation or right created hereby may be waived, changed, terminated or amended with the written consent of the Company and the holders of more than 50% of the Registrable Securities.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

NONVOLATILE ELECTRONICS, INC.                      PURCHASER

By:     /s/James M. Daughton                       By:     /s/William V. Braun

Title:  President                                  Title: _____________________

INVESTOR

By:     /s/Robert H. Irish

Title:  Personal Investor

INVESTOR

By:     /s/Anthony Faraci

Title: ______________________

INVESTOR

Norwest Equity Partners IV

By:     Itasca Partners

By:     /s/John P. Whaley, Partner

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                                   EXHIBIT A

INVESTORS

     Norwest
     John W. Smith
     Robert Irish
     Anthony Faraci


PURCHASER

     Motorola, Inc.























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